                                                                     EXHIBIT 4.3

================================================================================

                     ISSUER ELIGIBLE LENDER TRUST AGREEMENT


                                     between


                           PHEAA STUDENT LOAN TRUST I
                                   as Grantor


                                       and


                     MANUFACTURERS AND TRADERS TRUST COMPANY
                           as Eligible Lender Trustee


                        Dated as of ______________, 2003

================================================================================

                     ISSUER ELIGIBLE LENDER TRUST AGREEMENT

        THIS ISSUER ELIGIBLE LENDER TRUST AGREEMENT is made on ________, 2003, by and between PHEAA STUDENT LOAN TRUST I (the "Grantor") and MANUFACTURERS AND TRADERS TRUST COMPANY, as eligible lender trustee (the "Eligible Lender Trustee").

                              W I T N E S S E T H:

                                   ----------

        WHEREAS, the Grantor is not an eligible lender under the Higher Education Act of 1965, as amended, or related regulations promulgated by the U.S. Secretary of Education (collectively, the "Act") and, as such, cannot hold loans made and reinsured under Title IV of the Act as an eligible lender;

        WHEREAS, it is the intention of the parties that certain loans ("Student Loans") reinsured under Title IV of the Act made to persons for post-secondary education at eligible institutions be acquired from time to time by the Eligible Lender Trustee on behalf of the Grantor (hereinafter collectively referred to as the "Portfolio");

        WHEREAS, the Eligible Lender Trustee is an eligible lender under and as defined in the Act;

        WHEREAS, the Eligible Lender Trustee has agreed to hold legal title to the Student Loans for the benefit of the Grantor;

        WHEREAS, the Eligible Lender Trustee and certain Guarantors have entered or will enter into Contracts of Guarantee with respect to the Student Loans; and

        WHEREAS, the Grantor intends to provide the Eligible Lender Trustee with written instruction on all aspects of the management of the Student Loans;

        NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Grantor covenants and agrees with the Eligible Lender Trustee as follows:

Section 1. Definitions.

        Capitalized terms used herein and not otherwise defined shall have the meanings specified in this Section 1.

        "Administration Agreement" shall mean the Administration Agreement, dated ____________, 2003, by and among the Grantor, the Indenture Trustee and The Pennsylvania Higher Education Assistance Agency, as administrator.

        "Contract of Guarantee" shall mean a contract between a Guarantor and the Eligible Lender Trustee providing for, or a certificate or other evidence of, the guarantee of one or more Student Loans pursuant to the Act.

        "Custody Agreement" shall mean the Custody Agreement, dated as of ____________, 2003, by and among the Grantor, the Eligible Lender Trustee and the Pennsylvania Higher Education Assistance Agency, as custodian.

        "Guarantor" shall mean any body or organization which has entered into a federal reinsurance agreement with the Secretary of Education pursuant to the Act.

        "Indenture" shall mean Indenture of Trust, dated as of ____________, 2003, by and among the Grantor, the Eligible Lender Trustee and the Indenture Trustee.

        "Indenture Trustee" shall mean Manufacturers and Traders Trust Company, as indenture trustee, pursuant to the Indenture.

        "Interest Subsidy Payments" shall mean the interest subsidy payments authorized to be made by the Secretary of Education pursuant to Section 428 of the Act, or similar subsidies authorized from time to time by federal law or regulation.

        "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government, or any agency or political subdivision thereof.

        "Secretary of Education" shall mean the Secretary of Education, the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Act.

        "Servicer" shall mean the Pennsylvania Higher Education Assistance Agency, its successors and permitted assigns.

        "Servicing Agreement" shall mean the Servicing Agreement, dated _________, 2003, by and between the Grantor and the Pennsylvania Higher Education Assistance Agency, as servicer.

        "Special Allowance Payments" shall mean special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438(b) of the Act, or similar allowances authorized from time to time by federal law or regulation.

Section 2. Creation of the Trust Estate.

        (a) The Grantor hereby assigns, transfers and sets over to the Eligible Lender Trustee, in trust for the benefit of the Grantor, all of the Grantor's right, title and interest in and to the Student Loans that at any time may comprise the Portfolio, the receipt of which right, title, and interest is hereby acknowledged by the Eligible Lender Trustee and which trust is hereby accepted by the Eligible Lender Trustee, upon the following express terms and conditions and with the powers and limitations hereinafter conferred and set forth.

        (b) The Portfolio and any other properties held in trust hereunder are collectively referred to herein as the "Trust Estate."

Section 3. Servicing Agreements.

        Servicing of loans included in the Portfolio shall be carried out by an eligible third-party servicer of federally guaranteed Student Loans pursuant to a servicing agreement executed with such entity. At the time of creation of the Trust Estate, each loan to be included in the Trust Estate shall be a loan serviced by the Servicer or by another servicer or sub-servicer mutually agreed to in writing by the parties hereto.

Section 4. Eligible Lender Trustee's Execution of Agreements Pertaining to Loans Solely in Capacity as Eligible Lender Trustee.

        The Grantor shall cause all agreements for the origination, purchase, servicing, financing or sale of Student Loans in the Trust Estate to which the Eligible Lender Trustee is a party to indicate clearly that the Eligible Lender Trustee is executing each such agreement solely in its capacity as Eligible Lender Trustee. This provision is not intended to apply, however, to Contracts of Guarantee executed by the Eligible Lender Trustee pursuant to Section 7 hereof, or to limit the Eligible Lender Trustee's legal responsibility to the Secretary of Education under 34 CFR Section 682.203(b).

Section 5. Dispositive Provisions.

        The Eligible Lender Trustee shall pay to the Indenture Trustee, promptly upon receipt thereof, any and all income and payments (other than payments made by the Grantor) received by the Eligible Lender Trustee in connection with the Trust Estate, including without limitation the following payments to be received with respect to Student Loans: scheduled payments of principal, interest, late fees and penalties by borrowers, prepayments of principal and interest by borrowers; all grants, subsidies, donations, Interest Subsidy Payments, and Special Allowance Payments, and all default and other claim payments made by any Guarantor.

Section 6. Reserved Rights of Invasion.

        The Grantor expressly reserves and retains the right, at any time and from time to time, by a notice in writing signed by an authorized officer of the Grantor and delivered to the Eligible Lender Trustee, to withdraw from the corpus of the Trust Estate any or all of the Trust Estate, so long as such withdrawal will not adversely affect any of the benefits that the Student Loans are entitled to under the Act. Subject to the terms of the Indenture, the Administration Agreement, the Custody Agreement and the Servicing Agreement, it is an express provision and term of this trust that any of the powers which the Grantor reserves to itself are to be exercised only by the Grantor in its sole discretion, and not as a power to be subject to exercise by any other Person, or under any process of law for the Grantor's benefit, or for the benefit of the Grantor's creditors by any other Person or court whatsoever.

Section 7. Eligible Lender Trustee's Duties and Powers.

        The Eligible Lender Trustee and any successor Eligible Lender Trustee or Eligible Lender Trustees shall have only the following powers and duties:

        (a) It shall accept and hold as herein set forth all such right, title and interest to the Student Loans that are transferred and assigned to it by the Grantor or that are originated and made by it in its name on behalf of the Grantor pursuant to this Agreement.

        (b) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions that the Grantor may direct in order to (i) maintain all Contracts of Guarantee covering the Portfolio, (ii) enter into and take other actions with respect to further agreements as required by the Grantor for the benefit of the Trust Estate, and (iii) enforce the rights of the Eligible Lender Trustee under all such Contracts of Guarantee and other agreements.

        (c) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall execute and deliver all written instruments and take any and all other actions as may be, in the judgment of the Grantor, required from time to time in connection with the application for and receipt of grants, subsidies, donations, Interest Subsidy Payments, Special Allowance Payments, and default and other claim payments with respect to the Trust Estate.

        (d) The Eligible Lender Trustee shall meet the qualifications set forth in Section 14 hereof at all times during which it holds legal title to the Student Loans comprising the Portfolio.

        (e) Upon receipt of written instructions from the Grantor, the Eligible Lender Trustee shall sell, exchange or liquidate all or any portion of the Trust Estate. The Eligible Lender Trustee shall dispose of any proceeds of such sale, exchange or liquidation as the Grantor shall, by written instructions to the Eligible Lender Trustee, direct.

        (f) The Eligible Lender Trustee shall report to the Grantor all claims for taxes, insurance premiums and other legal assessments, debts, charges or claims of any type made against any money or other assets belonging to the Trust Estate, or which may be due and owing in connection with the Trust Estate. When directed in writing by the Grantor, the Eligible Lender Trustee shall satisfy approved claims out of any money belonging to the Trust Estate[, but the Grantor expressly reserves the right to satisfy Trust Estate debts with non-Trust Estate assets].

        (g) Subject to the indemnification rights set forth in Section 10 hereof, with the Grantor's express written approval and indemnification, the Eligible Lender Trustee shall compromise, settle, arbitrate or defend any claim or demand in favor of or against the Trust Estate, and shall enter such contracts and agreements and make such compromises of debts, claims or controversies respecting the Trust Estate as the Grantor shall direct by written instructions to the Eligible Lender Trustee.

        (h) The Eligible Lender Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be answerable for the conduct of the same if appointed with due care hereunder, and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Eligible Lender Trustee may act upon the opinion or advice of an attorney or accountant selected by it in the exercise of reasonable care or, if selected or retained by the Grantor, approved by the Eligible Lender Trustee in the exercise of such care. The Eligible Lender Trustee shall not be responsible for any loss or damage resulting from any action or nonaction based on its good faith reliance upon such opinion or advice.

        (i) The Eligible Lender Trustee shall enter into and maintain Contracts of Guarantee with each Guarantor where it acts on behalf of the Grantor.

Section 8. Limitation on Eligible Lender Trustee's Duties.

        (a) The Eligible Lender Trustee shall perform only those duties as may be required from time to time under the terms of this Agreement in connection with the Eligible Lender Trustee's holding of Student Loans that comprise the Trust Estate. The Eligible Lender Trustee shall have no obligation to the Grantor to administer, service or collect such Student Loans or to maintain or monitor administration, servicing or collection procedures followed in connection with such Student Loans, except (i) insofar as specific functions in that regard are required of the Eligible Lender Trustee pursuant to the express terms of Section 7 hereof and appropriate written instructions of the Grantor if required by such Section 7, and (ii) insofar as specific functions in that regard are required of the Eligible Lender Trustee pursuant to the Act. The Eligible Lender Trustee shall not be required to expend any of its own funds in connection with this Agreement or its duties hereunder or under any related documents or agreements pertaining to the Trust Estate.

        (b) Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall be construed to limit the Eligible Lender Trustee's legal responsibility to the Secretary of Education in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to Student Loans in the Portfolio, pursuant to 34 CFR Section 682.203(b) or any successor provision thereto. The Eligible Lender Trustee agrees not to delay paying any liability the Eligible Lender Trustee owes to the Secretary for any reason, including a failure to first be indemnified by the Grantor for such payment.

        (c) The Eligible Lender Trustee shall not be responsible for any recital herein or for the recording or re-recording, filing, re-filing of any document or any supplement or amendment thereto, or the filing of financing statements, or for the validity of the execution by the Grantor of this Agreement, or of any supplemental agreements or instruments of further assurance, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof.

        (d) The Eligible Lender Trustee shall be protected in acting in reasonable reliance upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel, which may be counsel for the Grantor or the Eligible Lender Trustee's in-house counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

        (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Eligible Lender Trustee shall be entitled to rely upon a certificate signed by an authorized officer on behalf of the Grantor as sufficient evidence of the facts therein contained.

        (f) The permissive right of the Eligible Lender Trustee to do things enumerated in this Agreement shall not be construed as a duty.

Section 9. Administration and Servicing of Portfolio.

        (a) The Servicer is hereby appointed by the Eligible Lender Trustee as its agent to originate, manage, service, administer, and make collections on Student Loans in the Portfolio pursuant to the Servicing Agreement. The Servicer shall perform its duties with reasonable care, following its customary standards, policies and procedures and using that degree of skill and attention that the Servicer exercises with respect to all comparable loans that it originates, services, or administers for itself or others. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Eligible Lender Trustee to execute and deliver, on behalf of itself, the Eligible Lender Trustee or both of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Student Loans in the Portfolio, except as otherwise required by the Act. The Eligible Lender Trustee will furnish the Servicer with any powers of attorney or other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

        (b) The Servicer may at any time, without notice or consent, delegate any or all of its duties under this Agreement to any Person; provided that the Servicer shall at all times retain full responsibility for the duties performed by any such Person.

        (c) To assure uniform quality in origination and servicing of the Student Loans and to reduce administrative costs, the Eligible Lender Trustee hereby agrees to enter into the Custody Agreement with respect to the Student Loans in the Portfolio, which are hereby constructively delivered to the Eligible Lender Trustee.

Section 10. Compensation and Indemnification of Eligible Lender Trustee.

        The Eligible Lender Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the trust created hereunder and in the exercise and performance of any of the powers and duties of the Eligible Lender Trustee hereunder. The Eligible Lender Trustee shall also be entitled to reimbursement from the Grantor for all reasonable costs and out-of-pocket expenses incurred by the Eligible Lender Trustee. Such costs and expenses shall be billed to the Grantor at the cost of the Eligible Lender Trustee. Such expenses shall include all expenses, disbursements and advances incurred or made by the Eligible Lender Trustee in accordance with the duties required under any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) and those duties expressly required by law that may not be transferred to the Grantor.

        The Grantor hereby agrees to promptly indemnify the Eligible Lender Trustee for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without negligence or bad faith on the part of the Eligible Lender Trustee, including without limitation reasonable attorneys' fees and expenses, arising out of or in connection with the acceptance or administration of its duties and obligations with respect to the Trust pursuant hereto, including without limitation, the servicing of the Portfolio by third-party servicers pursuant to Section 3 above. Such indemnification by the Grantor shall survive the termination of this Agreement and/or resignation or removal of the Eligible Lender Trustee and shall include, without limitation, any loss, liability, expense or advance incurred or made by the Eligible Lender Trustee as a result of the acts or omissions of any servicer in the origination, administration or servicing of any of the Student Loans.

Section 11. Resignation and Removal of Eligible Lender Trustee and Appointment of Successor Eligible Lender Trustee.

        (a) The Eligible Lender Trustee may at any time resign by giving written notice to the Grantor. Upon receiving such notice of resignation, the Grantor shall promptly appoint a successor Eligible Lender Trustee by an instrument in writing. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the Grantor shall have an additional 180 days to secure a successor Eligible Lender Trustee for the Trust Estate. If the Grantor has not appointed a successor Eligible Lender Trustee within 270 days after the Eligible Lender Trustee has given its notice of resignation, the Eligible Lender Trustee shall have the authority to petition, at the expense of the Grantor, a court of competent jurisdiction to appoint a successor Eligible Lender Trustee.

        (b) The Grantor may at any time remove the Eligible Lender Trustee and appoint a successor Eligible Lender Trustee by written instrument.

        (c) Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee, pursuant to any of the provisions of this section, shall become effective only upon the effective date of appointment of the successor Eligible Lender Trustee.

Section 12. Assignment; Corporate Changes in Eligible Lender Trustee.

        Any bank, corporation or other entity into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated; any bank, corporation or other entity resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party; and any bank, corporation or other entity to which the Eligible Lender Trustee's rights and obligations hereunder are assigned, shall be the Eligible Lender Trustee under this Agreement without any further act, provided the resulting bank, corporation, assignee or other entity at all times meets the qualifications set forth in Section 14 hereof. The Eligible Lender Trustee's rights and obligations hereunder may not be assigned to an entity that would not meet the qualifications set forth in Section 14 hereof upon receipt of such assignment. The Eligible Lender Trustee shall take responsible steps to ensure that an entity that becomes a successor Eligible Lender Trustee under this section meets the qualifications set forth in Section 14 at all times during which such successor Eligible Lender Trustee holds legal title to the Student Loans comprising the Portfolio. The Eligible Lender Trustee shall use its best efforts to give the Grantor at least 120 days' prior written notice of any corporate change described in this Section 12.

Section 13. Termination.

        The Grantor may at any time, in accordance with the provisions of
Section 6 hereof, direct the Eligible Lender Trustee to distribute all of the assets then held in the Trust Estate to the Grantor or such other Person as the Grantor may designate in writing, and upon such distribution this Agreement and the Trust Estate created hereunder shall terminate.

Section 14. Qualifications of Eligible Lender Trustee and Successor Eligible Lender Trustee.

        The Eligible Lender Trustee, and any successor Eligible Lender Trustee, shall at all times during which it holds legal title to the Student Loans comprising the Portfolio maintain:

        (a) eligible lender status under the Act;

        (b) an eligible lender identification number, as eligible lender trustee for the Grantor, issued by the Secretary of Education;

        (c) at the written direction of the Grantor, all Contracts of Guarantee with all Guarantors on loans as to which it holds legal title in its capacity as Eligible Lender Trustee hereunder; and

        (d) all corporate powers and governmental licenses, authorizations, consents, and approvals required for it to act as Eligible Lender Trustee and hold legal title to the Student Loans comprising the Portfolio.

Section 15. Quarterly Reports to Eligible Lender Trustee.

        Not later than 60 days following the end of each calendar quarter during the term hereof, the Grantor shall provide to the Eligible Lender Trustee a report setting forth the total dollar amount of loan disbursements made or acquired for the Trust Estate during such calendar quarter.

Section 16. Governing Law.

        This Eligible Lender Trust Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

Section 17. Miscellaneous Provisions.

        All covenants and agreements herein and statements delivered pursuant hereto shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This agreement supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof. The Agreement may only be changed, modified, or discharged, and any rights or obligations hereunder may only be waived, by a written instrument signed by a duly authorized officer of the party against whom enforcement any such waiver, change, modification or discharge is sought.

Section 18. Notice.

        All communications, notices and approvals provided for hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, or by facsimile, to the Grantor at PHEAA Student Loan Trust I, c/o Wachovia Bank of Delaware, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, Attn: Corporate Trust Administration, Facsimile No. (302) 888 - 7544; to the Eligible Lender Trustee at 213 Market Street, Harrisburg, PA 17101, Attn: Corporate Trust Services, Facsimile No. (717) 231 - 2608, or at such other address as either party may hereafter designate by notice to the other party. Notice given in any such communication shall be deemed to have been given upon receipt.

Section 19. Partial Invalidity.

        Any provisions of this Eligible Lender Trust Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20. Counterparts.

        This Eligible Lender Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Eligible Lender Trust Agreement on the day and year first above written.

                                    PHEAA STUDENT LOAN TRUST I,
                                    as Grantor
                                    By WACHOVIA BANK OF DELAWARE,
                                    NATIONAL ASSOCIATION,
                                    as Owner Trustee


                                    By
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    MANUFACTURERS AND TRADERS TRUST COMPANY, as Eligible Lender Trustee


                                    By
                                       -----------------------------------------
                                    Name:  John A. Hayes
                                    Title: Vice President